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                                                                    EXHIBIT 99.1


                                   BEFORE THE
                          STATE CORPORATION COMMISSION
                             OF THE STATE OF KANSAS



In the Matter of the Investigation of Actions    )
of Western Resources, Inc. to Separate its       )    Docket No. 01-WSRE-949-GIE
Jurisdictional Electric Public Utility Business  )
from its Unregulated Businesses                  )



                        LIMITED STIPULATION AND AGREEMENT

       The Kansas Corporation Commission Staff ("Staff"), Protection One, Inc. ("Protection One"), Westar Energy, Inc., formerly known as Western Resources, Inc. ("Westar Energy"), Westar Industries, Inc., a wholly-owned subsidiary of Westar Energy ("Westar Industries"), the Citizens' Utility Ratepayer Board ("CURB"), MBIA Insurance Corporation ("MBIA"), and the Kansas Industrial Consumers ("KIC"), (collectively, the "Parties") have reached the following stipulations and agreements. This limited Stipulation and Agreement is submitted to the Kansas Corporation Commission ("Commission") by the above-mentioned Parties for approval pursuant to the terms set forth herein.

I.     DESCRIPTION OF THE PROCEEDINGS

       1. Westar Energy, and its wholly-owned subsidiary, Kansas Gas and Electric Company ("KGE"), doing business as Westar Energy, provide retail electric service to approximately 647,000 customers in the state of Kansas. Westar Energy and KGE are certificated electric public utilities subject to the jurisdiction of the Commission pursuant to K.S.A. Sections 66-104 and 66-131.

       2. On May 8, 2001, the Commission entered its Order Initiating Investigation that established:


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              an investigation into whether the participation by WRI and its affiliates in the transactions and relationships described herein, and any other transactions or relationships which may emerge from the investigation, is consistent with Kansas law, including WRI's and KG&E's statutory obligations to provide efficient and reliable service to Kansas customers at just and reasonable rates.

May 8, 2001 Order at paragraph 18.

       3. On July 20, 2001, the Commission entered an Order that determined that Westar Energy's participation in certain restructuring transactions described in that Order was not consistent with the public interest and was contrary to Kansas law. The Commission made permanent the prohibition on consummating those transactions set forth in the Commission's July 20, 2001 Order at paragraphs 13-20 and specifically declared that the Asset Allocation and Separation Agreement between Westar Energy and Westar Industries was null and void. July 20, 2001 Order at ordering paragraphs (B)-(F).

       4. The Commission's July 20, 2001 Order further required Westar Energy to submit a financial plan to restore Westar Energy to financial health, to achieve a balanced capital structure, and to protect ratepayers from the risks of nonutility investments. SEE July 20, 2001 Order at ordering paragraph
(G). On October 17, 2001, the Commission issued a further Order requiring that Westar Energy file its financial plan by November 6, 2001. On November 6, 2001, Westar Energy submitted its financial plan. On January 29, 2002, Westar Energy filed an amended financial plan.

       5. On May 23, 2002, Staff, CURB, KIC, and MBIA filed direct testimony pursuant to the Commission's procedural order in response to Westar Energy's Amended Financial Plan and/or to propose other alternatives. A consistent element in the testimony filed by Staff, CURB, KIC and MBIA was a recommendation that Westar Energy and Westar Industries, among other


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things, sell its Protection One stock, and to use such sale proceeds to retire or repurchase the debt of Westar Energy's electric utility business.

       6. On November 8, 2002 the Commission issued Order No. 51 in which it stated at paragraph 98 that "the public interest requires that the Commission order WRI to reduce its consolidated debt." The Commission further stated that, as requested by Westar Energy, it would "allow management" the "discretion to select the appropriate mix of debt-reducing actions," subject to Commission review, "so as to assure a combination of actions that is consistent with the principles and prohibitions in this Order." Order No. 51 at paragraph 100. Order No. 51 also made clear that "the sale of some or all of WRI's Protection One stock can play a significant role in the reduction of WRI's consolidated debt" and therefore should be considered as "part of the debt reduction mix." ID. at paragraph 104.

       7. On December 23, 2002, the Commission issued Order No. 55, Order on Petitions for Reconsideration and Clarification, in which it established certain additional conditions and requirements. Specifically, the Commission made clear that Westar Energy was obligated to reduce debt and that it expected that the Company would "consider all its options, including the obvious option of selling Protection One, a company which is not essential to Westar Energy's utility business." ID. at paragraph 38.

       8. U.S.D 259, KIC, MBIA and Staff filed Responses to the Petitions for Reconsideration filed by Westar Energy and Protection One.

       9. On January 10, 2003, Protection One filed its PETITION FOR PARTIAL STAY AND LIMITED RECONSIDERATION OF COMMISSION ORDER NO. 55 ("Reconsideration Request"), seeking reconsideration of certain aspects of Order No. 55. Specifically, Protection One requested that "the Commission reconsider and revise Order No. 55 so that it clearly does not interfere with


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Protection One's contractual arrangements" with Westar Energy and Westar
Industries. Reconsideration Request at 1. Protection One discussed several such arrangements in detail, including but not limited to its tax-sharing agreement with Westar Energy ("Tax Sharing Agreement") and its senior credit facility with Westar Industries ("Credit Facility").

       10. Since the filing of Protection One's Reconsideration Request, the Protection One Board of Directors has appointed a special committee of independent directors ("Special Committee"). On February 5, 2003, in a joint announcement with Westar Energy, Protection One announced that the Special Committee hired Bear, Stearns & Co. Inc., an investment banking firm, to help the Board of Directors explore Protection One's strategic alternatives, including the possible sale of the company. Westar Energy has separately retained Lehman Brothers Inc. to advise Westar Energy as to its investment in Protection One.

       11. Also since the January 10 filing of Protection One's Reconsideration Request, the Parties have engaged in extensive discussions in an attempt to reach a partial resolution of the issues raised in Protection One's Reconsideration Request.

       12. As a result of those discussions, together with the actions taken by Protection One's Board of Directors, and the joint announcement with Westar Energy, the signatories to this Agreement have agreed to the terms and conditions contained in this Partial Stipulation and Agreement. This limited Stipulation and Agreement concerns only Westar Energy's repurchase at market prices of all of the common and preferred stock of Westar Energy owned by Protection One ("Repurchase"). All other issues in this proceeding, except as otherwise provided herein, shall remain subject to further Commission proceedings as may be established by future Commission orders. The parties note that other issues in this proceeding may be resolved by the continuing discussions of the parties. If any or all of the parties reach consensus on other issues


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to this proceeding, the parties will file such further partial stipulations and agreements as necessary.

II. TERMS OF THE LIMITED STIPULATION AND AGREEMENT

       13. The Parties, including specifically Protection One, Westar Energy and Westar Industries, agree that Westar Energy will repurchase at market prices all of the common stock and preferred stock of Westar Energy owned by Protection One, no later than February 14, 2003. As interpreted by the Commission Staff and other intervening parties, the interim standstill provisions established in paragraph 113 of the Commission's November 8, 2002 Order No. 51 in this proceeding, and affirmed and clarified in paragraphs 70-77 of the Commission's Order No. 55, Westar Energy must seek Commission approval before entering into an affiliate transaction with any Westar Energy affiliate, where the value of goods or services exchanged exceeds $100,000. All of the signatories to this Agreement request that the Commission issue an order as soon as practicable approving the repurchase by Westar Energy of its common and preferred stock owned by Protection One.

       14. All Parties agree that there are tangible benefits resulting from the sale by Protection One and the repurchase by Westar Energy of Protecton One's interest in the common and preferred stock of Westar Energy, as contemplated by this Limited Stipulation and Agreement. First, Westar Energy has the opportunity to re-acquire its common and preferred stock at a market price. Second, this transaction represents a purchase of assets by Westar Energy from Protection One, rather than a simple transfer of funds from Westar Energy to Protection One. Finally, Protection One, through the sale of these non-core assets, will gain an immediate liquidity improvement while continuing to engage in good faith discussions with the other Parties to this agreement on issues related to Protection One. The Parties agree that this stipulation is entered into for the sole purpose of allowing Protection One such liquidity


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improvements while maintaining the opportunity for all Parties to engage in further good faith negotiations regarding issues related to the Protection One Credit Facility, the Protection One Tax Sharing Agreement, and other issues that are the subject of further proceedings before the Commission. In that the Parties were unable to reach a global agreement at this time related to Protection One, but desire to continue negotiations, the Parties agree that the limited transaction represented in this Limited Stipulation and Agreement provides tangible benefits to Westar Energy and Protection One, while allowing additional time for negotiations between the Parties to continue. As such, the Parties agree that the Commission can find that the terms and conditions set forth in this Limited Stipulation and Agreement are in the public interest and that the Limited Stipulation and Agreements should be approved.

III.     RESERVATIONS

       15. Except for authorization and approval of the above-mentioned actions, all issues and proposals in this docket and the positions taken by the Parties regarding those issues and proposals have not been settled by this Limited Stipulation and Agreement and are still subject to Commission review. By entering into this Limited Stipulation and Agreement, none of the signatories to this Agreement have waived any of their arguments or positions in this case, or in any other case, nor have they acquiesced in any of the arguments or positions raised by any of the other Parties. The fact that the Parties to this Limited Stipulation and Agreement have all agreed to the above-mentioned actions shall not be used as evidence regarding any remaining issue or contested matter in this proceeding.

       16. This Partial Stipulation and Agreement represents a negotiated settlement for the sole purpose of disposing of one of the issues in this case, I.E., the repurchase of Westar Energy stock from Protection One, and none of the signatories of this Limited Stipulation and


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Agreement shall be prejudiced or bound in any manner by the terms of the Limited
Stipulation and Agreement in any other proceeding or in this proceeding should the Limited Stipulation and Agreement not be accepted by the Commission in its entirety.

       17. Except for authorization and approval of the action described above, Protection One, Westar Energy, Westar Industries, Staff, CURB, MBIA, and KIC specifically reserve the right to raise all issues pertaining to Westar Energy's proposed restructuring plan and other issues in this case.

       18. Except as otherwise specifically provided herein, the Parties to this Limited Stipulation and Agreement shall not be deemed to have approved or acquiesced to any principle, underlying or allegedly underlying, this Limited Stipulation and Agreement. Further, this Limited Stipulation and Agreement does not foreclose any of the Parties from challenging the appropriateness of any of the other provisions contained in Westar Energy's proposed restructuring plan.

       19. The signatories to this Limited Stipulation and Agreement reserve their right to present witnesses, cross-examine witnesses, and present oral argument or written briefs to the Commission in support of this Limited Stipulation and Agreement in the event a hearing on the Joint Motion to approve this Limited Stipulation and Agreement is conducted. In the event the Commission accepts the specific terms of this Limited Stipulation and Agreement, the signatories to this Limited Stipulation and Agreement waive their rights to request reconsideration of a Commission order approving this Limited Stipulation and Agreement and waive their rights to seek judicial review of any such order. The signatories to this Limited Stipulation and Agreement acknowledge that an order issued by the Commission approving this


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Limited Stipulation and Agreement would constitute a final, non-appealable order as to the issues agreed upon herein.

       20. The terms set forth in this Limited Stipulation and Agreement are the result of negotiations among the signatory Parties. Because the terms are interdependent, if the Commission does not approve and adopt all of the terms of this Limited Stipulation and Agreement, this Limited Stipulation and Agreement shall be voidable and no signatory shall be bound by any of the agreements or provisions hereof.

       21. This Limited Stipulation and Agreement may be executed in several counterparts and all so executed shall constitute but one and the same instrument binding all Parties hereto, notwithstanding that all of the Parties are not signatory to the same counterpart, each of which shall be fully effective as an original.

         WHEREFORE, on behalf of their respective clients, the undersigned attorneys respectfully request that the Commission approve this Limited Stipulation and Agreement in its entirety and that the Commission issue an Order in this matter approving the sale and repurchase of the common and preferred Westar Energy stock currently held by Protection One, as described above.



                                            ------------------------------------
                                            Kansas Corporation Commission Staff



                                            ------------------------------------
                                            Protection One, Inc.


                                            ------------------------------------
                                            Westar Energy, Inc.


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                                            ------------------------------------
                                            Westar Industries, Inc.



                                            ------------------------------------
                                            Citizens' Utility Ratepayer Board



                                            ------------------------------------
                                            MBIA Insurance Corporation




                                            ------------------------------------
                                            Kansas Industrial Consumers


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